Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clint E. Stein and Ronald L. Farnsworth and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney on the date set forth opposite his or her name.

Signature	Title	Date

/s/ Clint E. Stein
Clint E. Stein	President, Chief Executive Officer and Director (Principal Executive Officer)	July 25, 2023

/s/ Ronald L. Farnsworth
Ronald L. Farnsworth	Chief Financial Officer (Principal Financial Officer)	July 25, 2023

/s/ Lisa M. White
Lisa M. White	Principal Accounting Officer & Controller (Principal Accounting Officer)	July 25, 2023

/s/ Cort L. O’Haver
Cort L. O’Haver	Executive Chairman of the Board of Directors	July 25, 2023

/s/ Craig D. Eerkes
Craig D. Eerkes	Director	July 25, 2023

/s/ Mark A. Finkelstein
Mark A. Finkelstein	Director	July 25, 2023

/s/ Eric S. Forrest
Eric S. Forrest	Director	July 25, 2023

/s/ Peggy Y. Fowler
Peggy Y. Fowler	Director	July 25, 2023

/s/ Randal L. Lund
Randal L. Lund	Director	July 25, 2023

/s/ Luis F. Machuca
Luis F. Machuca	Director	July 25, 2023

/s/ S. Mae Fujita Numata
S. Mae Fujita Numata	Director	July 25, 2023

/s/ Maria M. Pope
Maria M. Pope	Director	July 25, 2023

/s/ John F. Schultz
John F. Schultz	Director	July 25, 2023

/s/ Elizabeth W. Seaton
Elizabeth W. Seaton	Director	July 25, 2023

/s/ Hilliard C. Terry, III
Hilliard C. Terry, III	Director	July 25, 2023

/s/ Anddria Varnado
Anddria Varnado	Director	July 25, 2023